EXHIBIT A


ARTICLES OF INCORPORATION
NEVADA CLASSIC THOROUGHBREDS, INC.


KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, being at least eighteen years of age and acting as the incorporator of the Corporation hereby being formed under and pursuant to the laws of the State of Nevada, does hereby certify that:


ARTICLE I
NAME

The exact name of this corporation is:

NEVADA CLASSIC THOROUGHBREDS, INC.


ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT

The registered office and place of business in the State of Nevada of this corporation shall be located at 3770 Howard Hughes Parkway, #195, Las Vegas, Nevada. The resident agent of the corporation is AMERICAN CORPORATIONS, whose address is 723 S. Casino Center Blvd., Las Vegas, Nevada, 89101-6716.


ARTICLE III
DURATION

The Corporation shall have perpetual existence.


ARTICLE IV
PURPOSES

The purpose, object and nature of the business for which this corporation is organized are: To engage in any lawful activity, To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.


ARTICLE V
POWERS

The powers of the Corporation shall be those powers granted by
78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation shall have the following specific powers:

To elect or appoint officers and agents of the corporation and to fix their compensation; To act as an agent for any individual, association, partnership, corporation or other legal entity;
To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, association, partnerships, corporations, or governments; To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus; To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.

ARTICLE VI
CAPITAL STOCK

Section 1: Authorized Shares
The total number of shares which this corporation is authorized to issue is 5,000,000 shares of Common Stock having a par value of $.001 per share and 5,000,000 shares of Preferred Stock having a par value of $.001 per share.

Section 2: Voting Rights of Stockholders
The entire voting power of the Corporation shall be vested in the common shares and the Preferred Stock shall have no voting rights. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the corporation.

Section 3. Consideration for Shares
The Common Stock and the Preferred Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors, but in no event shall the consideration be less than the stated par value thereof. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock, shall be legally issued and shall be non-assessable. The Articles shall not be amended in this particular.

Section 4. Stock Rights and Options
The corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.


ARTICLE VII
MANAGEMENT

For the management of the business, and for the conduct of the affairs of the corporation, and for the future definition, limitation, and regulation of the powers of the corporation and its directors and stockholders, it is further provided:

Section 1: Size of Board
The initial number of the Board of Directors shall be two (2). Thereafter, the number of directors shall be as specified in the Bylaws of the corporation, and such number may from time to time be increased or decreased in such manner as prescribed by the Bylaws. Directors need not be stockholders.

Section 2: Powers of Board
In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:
(a) To make, alter, amend, and repeal the Bylaws subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors;

(b) Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation;

(c) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after-acquired property;

(d) To determine whether any and, if so, what part of the earned surplus of the corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

(e) To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

(f) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participation.

(g) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board;

(h) To provide for the reasonable compensation of its own members by Bylaw, and to fix the terms and conditions upon which such compensation will be paid;

(i) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, he Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the Bylaws of the corporation.

Section 3. Interested Directors
No contract or transaction between this corporation and any of its directors, or between this corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that:

  the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given);

  the conditions of N.R.S. 78.140 are met.



Section 4. Names and Addresses
The names and post office addresses of the first Board of Directors which shall consist of two (2) persons, and who shall hold office until their successors are duly elected and qualified, are as follows:

NAME                   ADDRESS

PAMELA J. BRIMHALL     1649 East Hackamore
                       Mesa, AZ 85203

JOANNA CURTIS          1649 East Hackamore
                       Mesa, AZ 85203


ARTICLE VIII
PLACE OF MEETIING; CORPORATE BOOKS

Subject to the laws of the State of Nevada, the stockholders, Descendant Trust, and the directors shall have power to hold their meetings, and the directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the Bylaws or by appropriate resolution.

ARTICLE IX
AMENDMENT OF ARTICLES

The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.


ARTICLE X
INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation are as follows:

NAME                     POST OFFICE ADDRESS

PAMELA J. BRIMHALL       1649 East Hackamore
                         Mesa, AZ   85203


ARTICLE XI
LIMITED LIABILITY OF OFFICERS AND DIRECTORS

Except as hereinafter provided, the officers and directors of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer. This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful distributions prohibited by Nevada Revised Statutes Section 78.300.

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this eleventh day of October, 2000.



/s/ Pamela J. Brimhall
INCORPORATOR




STATE OF ARIZONA       }
                     ss:
COUNTY OF MARICOPA     }

On this 11th day of October, 2000, Pamela J. Brimhall personally appeared before me, a Notary Public, who acknowledged to me that she executed the foregoing Articles of Incorporation for NEVADA CLASSIC THOROUGHBREDS, INC.


(Notary Seal)

/s/ Heather Pfeiffer
     NOTARY PUBLIC
     Residing in Maricopa County


My Commission Expires:
August 3, 2004